Quintanilla
Accountancy  Corporation

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS



                                 March 10, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:     HY-TECH TECHNOLOGY GROUP, INC. (FORMERLY, SRM NETWORKS, INC.)


     I have read the statements that I understand Hy-Tech Technology Group, Inc. (formerly, SRM Networks, Inc.) will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

                                       Best regards,

                                       /s/ Quintanilla
                                      --------------------------------------
                                       Quintanilla Accountancy Corporation

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